Exhibit 3.2

AMENDED AND RESTATED

BYLAWS OF

STEEL DYNAMICS, INC.

ARTICLE I

OFFICES

Section 1.1. Principal Office. The principal office of the Corporation shall be at 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804, or at such other place as may be designated by the Board of Directors.

Section 1.2. Other Offices. The Corporation may also have other offices at such places as the Board of Directors may designate or as the business of the Corporation may require from time to time.

Section 1.3. Registered Office and Agent. The Corporation shall maintain a Registered Office and Registered Agent as required by the Indiana Business Corporation Law.

ARTICLE II

SHAREHOLDERS

Section 2.1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held at such place (either within or without the State of Indiana but which is reasonably convenient for shareholders to attend) and time (not later than the end of the sixth month following the close of the fiscal year) as may be fixed by the Board of Directors and designated in the notice or waiver of notice of the meeting. At the annual meeting, the directors for the ensuing year shall be elected and all such other business as may properly be brought before the meeting shall be transacted. The Secretary of the Corporation shall cause notice of the annual meeting to be given to each shareholder of record of the Corporation entitled to vote either by delivery to the shareholder in person or by depositing in the United States mail, postage prepaid, in an envelope addressed to the shareholder’s address shown in the Corporation’s current record of shareholders, a written or printed notice stating the place, day and hour of the holding of the meeting. Notices shall be delivered personally or mailed no fewer than ten (10) nor more than sixty (60) days before the date of the meeting. If required by any provision of the Indiana Business Corporation Law or by the Articles of Incorporation of the Corporation or if required by the Board of Directors, the notice shall also state the purpose or purposes for which the meeting is called.

Section 2.2. Special Meetings. Special meetings of the shareholders may be held at the principal office of the Corporation or at any other place which is reasonably convenient for shareholders to attend, as may be designated in the notice or waiver of notice of the meeting. Special meetings may be called in writing by the President, the Secretary or the Board of Directors. The Secretary of the Corporation shall cause notice of the holding of a special meeting to be given to each shareholder of record of the Corporation entitled to vote upon the business to be transacted at the meeting either by delivery to the shareholder personally or by depositing in the United States mail, postage prepaid, in an envelope addressed to the shareholder’s address shown in the Corporation’s current record of shareholders, a written or printed notice stating the place, day, hour, and purpose or purposes for which such meeting is called. Notices shall be delivered personally or mailed no fewer than ten (10) nor more than sixty (60) days before the date of such meeting.

Section 2.3. Address of Shareholder. The address of a shareholder appearing upon the Corporation’s record of shareholders shall be deemed to be the latest address of the shareholder that has been furnished in writing to the Corporation by the shareholder.

Section 2.4. Waiver of Notice. A shareholder may waive notice of any shareholder’s meeting before or after the date and time specified in the notice. The waiver must be in writing and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting: (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 2.5. Quorum. At any meeting of the shareholders the holders of a majority of the outstanding shares of the Corporation entitled to vote who are present in person or represented by proxy shall constitute a quorum for the transaction of business. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set or is required to be set under the Indiana Business Corporation Law or otherwise.

Section 2.6. Voting. Except as the Articles of Incorporation may otherwise state, at each meeting of the shareholders, every shareholder owning shares entitled to vote shall have the right to one (1) vote for each such share standing in his name on the books of the Corporation. The shareholder may vote either in person or by proxy appointed in writing signed by the shareholder or by the shareholder’s duly authorized attorney-in-fact and delivered to the Secretary of the Corporation or other officer or agent authorized to tabulate votes at or before the time of the holding of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer time is expressly provided therein.

Only shares which are fully paid and nonassessable may be voted. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the Corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

(1) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(2) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(3) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or

(4) two (2) or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one (1) of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

Section 2.7. Shareholder List. After the record date for, and more than five (5) business days before, each shareholders’ meeting, the Secretary of the Corporation shall make, or cause to be made, an alphabetical list of the names of the shareholders entitled to notice of the meeting, arranged by voting group (and within each voting group by class or series of shares) and showing the address of and the number of shares held by each shareholder. The list shall be available for inspection and copying to the extent provided in the Indiana Business Corporation Law.

Section 2.8. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, to demand a special meeting, or to take any other action, the Board of Directors may fix in advance a date, not more than seventy (70) days before the date of such meeting or action, as the record date for the determination of shareholders. In the absence of such a determination by the Board of Directors, the date for the determination of shareholders shall be ten (10) days before the date of the meeting or action.

Section 2.9. Order of Business. The order of business at annual meetings and, so far as practicable, at all other meetings of shareholders shall be:

(a) Proof of due notice of meeting.

(b) Ascertainment of quorum.

(c) Reading and disposal of any unapproved minutes.

(d) Reports of officers and committees.

(e) Unfinished business.

(f) New business.

(g) Election of Directors.

(h) Adjournment.

ARTICLE III

DIRECTORS

Section 3.1. Powers of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation or these bylaws.

Section 3.2. Number. The current number of directors of the Corporation shall not be less than five (5) nor more than thirteen (13). The exact number of directors of the Corporation shall be determined from time to time by resolution of the Board of Directors, but no decrease shall shorten the term of an incumbent director. Directors need not be shareholders when first nominated or elected to the Board of Directors, but thereafter will be subject to the Corporation’s equity ownership policy for Directors. Directors shall be elected at each annual meeting of the shareholders or at a special meeting called for that purpose.

Section 3.3. Resignation. A director may resign at any time by delivering written notice to the Board of Directors, its Chairman (if any), or the Secretary of the Corporation, and the acceptance of the resignation, unless required by the terms thereof, shall not be necessary to make it effective. It shall be effective when the notice is delivered unless the notice specifies a later effective date.

Section 3.4. Removal of Directors. To the extent applicable, directors may be removed only as provided by the Indiana Business Corporation Law.

Section 3.5. Vacancies. If any vacancy occurs on the Board of Directors, the vacancy shall be filled as provided by the Indiana Business Corporation Law. The term of a director elected to fill a vacancy expires at the end of the term for which the director’s predecessor was elected.

Section 3.6. Regular Meetings. A regular meeting of the Board of Directors shall be held at the place of (or reasonably near thereto) and promptly following the annual meeting of the shareholders. Other regular meetings may be held at the principal office of the Corporation or at any other place reasonably convenient for directors to attend, at such times and places as the Board of Directors may fix from time to time. No notice shall be required for regular Board meetings.

Section 3.7. Special Meetings. Special meetings of the Board of Directors shall be held at the principal office of the Corporation or at any other place reasonably convenient for directors to attend whenever called by the President of the Corporation or by any member of the Board. Notice of the meeting specifying the date, time and place thereof shall be given to each director either by United States mail, postage prepaid in an envelope addressed to such director, or by telephone, facsimile or other form of wire or wireless communication on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. The notice need not describe the purpose of the special meeting. Notice of the date, time and place of the holding of any special meeting may be waived, before or after the date and time stated in the notice, by written notice signed by any director and filed with the minutes or corporate records. A director’s attendance at or participation in any meeting shall constitute a waiver of the notice of the meeting, unless the director at the beginning of the meeting (or promptly upon the director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 3.8. Conduct of Meetings. The Board Chair shall preside at all meetings of the Board of Directors and the Secretary of the Corporation shall act as secretary of the Board, but in their absence the directors may appoint another person to serve.

The order of business at all meetings shall be as follows:

(a) Proof of due notice of the meeting, if notice is required.

(b) Ascertainment of quorum.

(c) Reading and disposal of any unapproved minutes.

(d) Reports of officers.

(e) Reports of committees.

(f) Unfinished business.

(g) New business.

(h) Adjournment.

Section 3.9. Quorum and Voting. A majority of the actual number of directors elected and qualified from time to time shall be necessary to constitute a quorum for the transaction of any business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is expressly required by the Indiana Business Corporation Law, the Articles of Incorporation, or another provision of these bylaws.

Section 3.10. Assent by Director to Action Taken at a Meeting. A director who is present at a meeting of the Board of Directors or a committee of the Board at which action on any corporate matter is taken is deemed to have assented to the action taken unless:

(1) the director objects at the beginning of the meeting (or promptly upon the director’s arrival) to holding it or transacting business at the meeting;

(2) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or

(3) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary of the Corporation immediately after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 3.11. Directors’ or Committee Action by Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if the action is taken by all members of the Board or committee. The action shall be evidenced by one (1) or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the Corporation’s records reflecting the action taken. A written consent is effective when the last director signs the consent, unless the consent specifies a different prior or subsequent effective date.

Section 3.12. Meetings by Telephone or Other Communications. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 3.13. Compensation. Each member of the Board of Directors shall be paid such compensation as shall be fixed by the Board of Directors. This shall not preclude any director from serving in any other capacity and receiving compensation therefor.

Section 3.14. Committees. The Board by resolution may establish one or more committees.

Section 3.15. Election Not to Be Governed by Section 23-1-33-6(c) of the Indiana Business Corporation Law. Subject at all times to the provisions of Section 23-1-33-6(c) of the Indiana Business Corporation Law, the Corporation hereby elects not to be governed by that section.

Section 3.16. Proxy Access.

(a) Subject to the terms and conditions of these bylaws, whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of shareholders, the Corporation (i) shall include in its proxy statement and on its form of proxy the names of, and (ii) shall include in its proxy statement the Additional Information (as defined below) relating to, the Authorized Number (as defined below) of nominees for election to the Board of Directors submitted pursuant to this Section 3.16 (each, a “Shareholder Nominee”), if: (A) the Shareholder Nominee satisfies the eligibility requirements in this Section 3.16; (B) the Shareholder Nominee is identified in a timely notice (the “Shareholder Notice”) that satisfies this Section 3.16 and is delivered by a shareholder that qualifies as, or is acting on behalf of, an Eligible Shareholder (as defined below); (C) the Eligible Shareholder satisfies the requirements in this Section 3.16 and expressly elects at the time of the delivery of the Shareholder Notice to have the Shareholder Nominee included in the Corporation’s proxy materials; and (D) any additional applicable requirements of these bylaws are met.

(b) The maximum number of Shareholder Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of shareholders (the “Authorized Number”) shall not exceed the greater of (i) two or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Shareholder Notice may be delivered pursuant to this Section 3.16 with respect to the annual meeting of shareholders, or, if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (20%); provided, however, that the Authorized Number shall be reduced (A) by any Shareholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 3.16 but whom the Board of Directors decides to nominate as a Board of Directors nominee, but not below one; (B) by any directors in office or director nominees that, in either case, shall be included in the Corporation’s proxy materials with respect to the annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding between the Corporation and a shareholder or a group of shareholders (other than any such agreement, arrangement or other understanding entered into in connection with an acquisition of capital stock, by the shareholder or the group of shareholders, from the Corporation); and (C) by any nominees who were previously elected to the Board of Directors as Shareholder Nominees at any of the preceding two annual meetings of shareholders and who are nominated for election at the annual meeting of shareholders by the Board of Directors as a Board of Directors nominee. In the event that one or more vacancies for any reason occurs after the date of the Shareholder Notice but before the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Authorized Number shall be calculated based on the number of directors in office as so reduced.

(c) To qualify as an “Eligible Shareholder” for purposes of this Section 3.16, a shareholder or a group of shareholders must: (i) Own and have Owned (as defined below), continuously for at least three years as of the date of the Shareholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of shares of stock of the

Corporation that are entitled to vote generally in the election of directors) that represents at least three percent (3%) of the voting power of the issued and outstanding shares of stock of the Corporation that are entitled to vote generally in the election of directors as of the date of the Shareholder Notice (the “Required Shares”); and (ii) thereafter continue to Own the Required Shares through such annual meeting of shareholders. For purposes of satisfying the ownership requirements of this Section 3.16(c), a group of not more than 20 shareholders and/or beneficial owners may aggregate the number of shares of stock of the Corporation that are entitled to vote generally in the election of directors that each group member has individually Owned continuously for at least three years as of the date of the Shareholder Notice if all other requirements and obligations for an Eligible Shareholder set forth in this Section 3.16 are satisfied by and as to each shareholder or beneficial owner comprising the group of shareholders whose shares are aggregated. No shares may be attributed to more than one Eligible Shareholder, and no shareholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Shareholder under this Section 3.16(c). A group of any two or more funds shall be treated as only one shareholder or beneficial owner for this purpose if they are (A) under common management and investment control; (B) under common management and funded primarily by a single employer; or (C) part of a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. For purposes of this Section 3.16, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(d) (i) For purposes of this Section 3.16, a shareholder or beneficial owner shall be deemed to “Own” only those issued and outstanding shares of stock of the Corporation that are entitled to vote generally in the election of directors as to which such person possesses both (A) the full voting and investment rights pertaining to the shares, and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, except that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such person in any transaction that has not been settled or closed; (2) borrowed by such person for any purposes or purchased by such person pursuant to an agreement to resell; or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of issued and outstanding shares of stock of the Corporation that are entitled to vote generally in the election of directors, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such person’s full right to vote or direct the voting of the shares, and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by such person. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a shareholder or beneficial owner, have correlative meanings.

(ii) A shareholder or beneficial owner “Owns” shares held in the name of a nominee or other intermediary so long as such person retains both (A) the full voting and investment rights pertaining to the shares, and (B) the full economic interest in the shares. Such person’s Ownership of shares shall be deemed to continue during any period in which such person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the shareholder.

(iii) A shareholder’s or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which such person has loaned the shares if such person has the power to recall the loaned shares on not more than five business days’ notice and (A) such person recalls the loaned shares within five business days of being notified that its Shareholder Nominee shall be included in the Corporation’s proxy materials for the relevant annual meeting; and (B) such person holds the recalled shares through the annual meeting.

(iv) For purposes of this Section 3.16(d), the term “person” includes its affiliates.

(e) For purposes of this Section 3.16, the “Additional Information” referred to in Section 3.16(a) that the Corporation will include in its proxy statement is: (i) the information set forth in the Schedule 14N provided with the Shareholder Notice concerning the Eligible Shareholder and each Shareholder Nominee that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the

Exchange Act and the rules and regulations promulgated thereunder; and (ii) if the Eligible Shareholder so elects, a written statement of the Eligible Shareholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of its Shareholder Nominee(s), which must be provided at the same time as the Shareholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting of shareholders (the “Statement”). Notwithstanding anything to the contrary contained in this Section 3.16, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 3.16 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Shareholder or Shareholder Nominee.

(f) (i) The Shareholder Notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the background and qualification of such person, including without limitation, the principal occupation or employment of such person, (iii) (A) the class or series and number of shares or other securities of the Corporation which are directly or indirectly owned of record or beneficially by such person and any Shareholder Associated Person, and (B) any derivative positions held of record or beneficially by such person related to, or the value of which is derived in whole or in part from, the value of any class of the Corporation’s shares or other securities and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such person with respect to the corporation’s shares or other securities, (iv) a written statement executed by the person (A) acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under Indiana law with respect to the Corporation and its shareholders, (B) disclosing whether such person or any Shareholder Associated Person is a party to an agreement, arrangement or understanding with, or has given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, (C) disclosing whether such person or any Shareholder Associated Person is a party to an agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s service or action as a director of the Corporation, (D) agreeing to update continually the accuracy of the information required by the immediately preceding clauses (B) and (C) for as long as such person is a nominee or a director of the Corporation, and (E) agreeing if elected as a director of the Corporation to comply with all applicable codes of ethics and conduct, corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation applicable to directors, and (v) any other information regarding such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, if Section 14 were applicable (including without limitation such person’s (A) written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected and (B) agreement to provide information that the Board of Directors requests to determine whether such person qualifies as an independent director under applicable rules, regulations and guidelines); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such shareholder and the name and address of any Shareholder Associated Person covered by clauses (ii) or (iii) below, (ii) (A) the class or series and number of shares or other securities of the Corporation which are owned directly or indirectly of record or beneficially by such shareholder or by any Shareholder Associated Person and (B) any derivative positions held of record or beneficially by the shareholder or any Shareholder Associated Person related to, or the value of which is derived in whole or in part from, the value of any class of the Corporation’s shares or other securities and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to the Corporation’s shares or other securities, (iii) any other information regarding such shareholder or any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, if Section 14 were applicable, and (iv) a written statement whether either such shareholder or any Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of the Corporation’s voting shares (collectively, the “Required Information”).

(ii) In addition, such Shareholder Notice shall include: (A) a copy of the Schedule 14N that has been or concurrently is filed with the Securities and Exchange Commission (the “SEC”) under the Exchange Act; (B) a written statement of the Eligible Shareholder (and, in the case of a group, the written statement of each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (1) setting forth and certifying to the number of issued and outstanding shares of stock of the Corporation that are entitled to vote generally in the election of directors the Eligible Shareholder Owns and has Owned continuously for at least three years as of the date of the Shareholder Notice, and (2) agreeing to continue to Own such shares through the annual meeting; (C) the written agreement of the Eligible Shareholder (and, in the case of a group, the written agreement of each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder) addressed to the Corporation, setting forth the following additional agreements, representations and warranties: (1) it shall provide (x) within five business days after the date of the Shareholder Notice, one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case, during the requisite three-year holding period, specifying the number of shares that the Eligible Shareholder Owns, and has Owned continuously, in compliance with this Section 3.16, (y) within five business days after the record date for the annual meeting, both the Required Information and notification in writing verifying the Eligible Shareholder’s continuous Ownership of the Required Shares, in each case, as of such date, and (z) immediate notice to the Corporation if the Eligible Shareholder ceases to own any of the Required Shares prior to the annual meeting; (2) it (w) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have this intent, (x) has not nominated and shall not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 3.16, (y) has not engaged and shall not engage in, and has not been and shall not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or any nominee(s) of the Board of Directors, and (z) shall not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and (3) it will (v) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation, (w) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of the nomination or solicitation process pursuant to this Section 3.16, (x) comply with all laws, rules, regulations and listing standards applicable to its nomination or any solicitation in connection with the annual meeting, (y) file with the SEC any solicitation or other communication by or on behalf of the Eligible Shareholder relating to the Corporation’s annual meeting of shareholders, one or more of the Corporation’s directors or director nominees or any Shareholder Nominee, regardless of whether the filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for the materials under Exchange Act Regulation 14A, and (z) at the request of the Corporation, promptly, but in any event within five business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the Corporation such additional information as the Corporation may reasonably request; and (D) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination, and the written agreement, representation and warranty of the Eligible Shareholder that it shall provide, within five business days after the date of the Shareholder Notice, documentation reasonably satisfactory to the Corporation demonstrating that the number of shareholders and/or beneficial owners within such group does not exceed 20, including whether a group of funds qualifies as one shareholder or beneficial owner within the meaning of this Section 3.16.

(iii) To be timely, the Shareholder Notice shall be delivered to, or mailed and received at, the principal office of the Corporation not later than the close of business on the 120th calendar day nor earlier than the close of business on the 150th calendar day before the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first released to shareholders in connection with the immediately preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after the first anniversary of the immediately preceding year’s annual meeting, to be timely, the Shareholder Notice must be so delivered, or mailed and received, not earlier than the close of business on the 150th calendar day prior to the date of such annual meeting and not later than the close of business on the later of the 120th calendar day prior to the date of such annual meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the delivery of the Shareholder Notice under this Section 3.16. The Shareholder Notice shall include, for each Shareholder Nominee, all Required Information and other applicable written and signed representations and agreements required pursuant to this Section 3.16. At the request of the Corporation, the Shareholder Nominee shall promptly, but in any event within five business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the Corporation such additional information as the Corporation may reasonably request. In the event that any information or communications provided by the Eligible Shareholder or any Shareholder Nominee to the Corporation or its shareholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Shareholder Nominee from its proxy materials as provided in this Section 3.16. All information provided pursuant to this Section 3.16(f) shall be deemed part of the Shareholder Notice for purposes of this Section 3.16.

(g) (i) Notwithstanding anything to the contrary contained in this Section 3.16, the Corporation may omit from its proxy materials any Shareholder Nominee, and such nomination shall be disregarded and no vote on such Shareholder Nominee shall occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if the Board of Directors in its sole discretion determines: (A) the Eligible Shareholder or Shareholder Nominee breached any of its agreements, representations or warranties set forth in the Shareholder Notice or otherwise submitted pursuant to this Section 3.16, any of the information in the Shareholder Notice or otherwise submitted pursuant to this Section 3.16 was not, when provided, true, correct and complete, or the Eligible Shareholder or Shareholder Nominee otherwise failed to comply with its obligations pursuant to these bylaws, including, but not limited to, its obligations under this Section 3.16; (B) the Shareholder Nominee (1) is not independent under any applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (2) does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of stock of the Corporation are listed or as a ”non-employee director” under Exchange Act Rule 16b-3, (3) is or has been, within the past three years, a director or an officer of a competitor, as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, (4) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past 10 years, or (5) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; or (C) the Corporation has received a notice (whether or not subsequently withdrawn) that a shareholder intends to nominate any candidate for election to the Board of Directors by means other than pursuant to this Section 3.16; or (D) the election of the Shareholder Nominee to the Board of Directors would cause the Corporation to violate the Articles of Incorporation of the Corporation, these bylaws, or any applicable law, rule, regulation or listing standard.

(ii) Any Shareholder Nominee (A) who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting of shareholders for any reason, including for the failure to comply with any provision of these bylaws, or (B) who does not receive at least twenty-five percent (25%) of the votes cast in favor of such Shareholder Nominee’s election, shall be ineligible to be a Shareholder Nominee pursuant to this Section 3.16 for the next two annual meetings.

(iii) Notwithstanding the foregoing provisions of this Section 3.16, unless otherwise required by law, if the shareholder delivering the Shareholder Notice (or a qualified representative of the shareholder) does not appear at the annual meeting of shareholders of the Corporation to present its Shareholder Nominee(s), such nomination(s) shall be disregarded, notwithstanding that proxies in respect of the election of the Shareholder Nominee(s) may have been received by the Corporation.

(h) Without limiting its power and authority to interpret any other provisions of these bylaws, the Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 3.16 and to make any and all determinations necessary or advisable to apply this Section 3.16 to any persons, facts or circumstances, in each case, acting in good faith. This Section 3.16 shall be the exclusive method for shareholders to include nominees for election as directors in the Corporation’s proxy materials.

(i) Notwithstanding the foregoing provisions of this Section 3.16, a shareholder shall also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations promulgated thereunder with respect to matters set forth in this Section 3.16. Nothing in this Section 3.16 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to the rules and regulations promulgated under the Exchange Act.

ARTICLE IV

OFFICERS

Section 4.1. Officers. The officers of the Corporation shall consist of a President, a Secretary, an Assistant Secretary, a Treasurer, an Assistant Treasurer, and a Chief Financial Officer, and if desired by the Board of Directors one or more Vice Presidents, all of whom shall be elected annually by the Board of Directors of the Corporation at the first meeting thereof immediately following the annual meeting of the shareholders; and they shall hold office, subject to removal, until their successors are elected and qualified or the office is eliminated. One person may hold more than one office.

Section 4.2. Removal; Resignations. Any officer of the Corporation may be removed by the Board of Directors at any time with or without cause. Removal does not affect the officer’s contract rights, if any, with the Corporation. An officer’s resignation does not affect the Corporation’s contract rights, if any, with the officer. The election or appointment of an officer does not itself create contract rights.

Section 4.3. Compensation. The compensation of the officers of the Corporation shall be fixed by, or as permitted by, the Board of Directors.

Section 4.4. Duties. The duties of the officers shall be determined from time to time by the Board of Directors.

ARTICLE V

CAPITAL STOCK

Section 5.1. Certificates for Shares. Unless the Articles of Incorporation provide otherwise, all shares of stock of the Corporation shall be represented by a certificate. The certificates shall be in such form not inconsistent with the Articles of Incorporation and the Indiana Business Corporation Law as shall be approved by the Board of Directors. At a minimum, each certificate must state on its face:

(1) The name of the Corporation and that it is organized under the law of the State of Indiana;

(2) The name of the person to whom issued; and

(3) The number and class of shares and the designation of the series, if any, the certificate represents.

Each certificate must be signed by the President and Secretary. Share certificates which have been signed (whether manually or in facsimile) by an officer may be used and shall continue to be valid even though any individual whose signature appears on a certificate is no longer an officer of the Corporation at the time of the issue of such certificate.

Section 5.2. Registration of Transfer. Registration of transfer of shares and issuance of a new certificate or certificates therefor shall be made only upon surrender to the Corporation and cancellation of a certificate or certificates for a like number of shares, properly endorsed for transfer, accompanied by (a) such assurance as the Corporation may require as to the genuineness and effectiveness of each necessary endorsement, (b) satisfactory evidence of compliance with all laws relating to collection of taxes, and (c) satisfactory evidence of compliance with or removal of any restriction on transfer of which the Corporation may have notice.

Section 5.3. Registered Shareholders. As respects the Corporation, its stock record books shall be conclusive as to the ownership of its shares for all purposes and the Corporation shall not be bound to recognize adverse claims.

ARTICLE VI

SEAL

The use of a corporate seal is not required.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall be determined by the Board.

ARTICLE VIII

FUNDS

Section 8.1. Depository. The funds of the Corporation shall be deposited at such financial institutions or determined by the Board.

Section 8.2. Withdrawal of Funds. The funds of the Corporation may be withdrawn and disbursed by such officers as may be designated by the Board of Directors.

ARTICLE IX

RECORDS

Section 9.1. Records.

(a) The Corporation shall keep as permanent records minutes of all meetings of the shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation.

(b) The Corporation shall maintain appropriate accounting records.

(c) The Corporation shall maintain a record of the shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.

(d) The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

(e) The Corporation shall keep a copy of the following records at its principal office:

(1) The Articles of Incorporation and all amendments to them currently in effect.

(2) The bylaws and all amendments to them currently in effect.

(3) The minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three (3) years.

(4) All written communications to shareholders generally within the past three (3) years, including any financial statements furnished for the past three (3) years as required by the Indiana Business Corporation Law.

(5) A list of the names and business addresses of its current directors and officers.

(6) Its most recent annual report delivered to the Secretary of State.

Section 9.2. Shareholder’s Right to Inspect and Copy; Limitations on Use. A shareholder may inspect and copy the Corporation’s records only as permitted by the Indiana Business Corporation Law. The shareholder, the shareholder’s agents and attorneys, and any other person who obtains the information may use and distribute the records and the information only for the purposes and to the extent permitted by the Indiana Business Corporation Law and shall use reasonable care to ensure that the restrictions imposed by that Law are observed.

ARTICLE X

REPORTS

Section 10.1. Annual Financial Reports to Shareholders.

(a) On written request of any shareholder, the Corporation shall furnish the shareholders annual financial statements, which may be consolidated or combined statements of the Corporation and one (1) or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of changes in shareholders’ equity for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

(b) If the annual financial statements are reported upon by a public accountant, the public accountant’s report must accompany them. If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation’s accounting records:

(1) stating the person’s reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

(2) describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

Section 10.2. Reports to Shareholders of Indemnification. If a corporation indemnifies or advances expenses to a director under these bylaws or otherwise, in connection with a proceeding by or in the right of the

Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders’ meeting.

Section 10.3. Reports to Secretary of State. The Secretary of the Corporation shall cause such reports to the Secretary of State of Indiana to be filed as required by the Indiana Business Corporation Law.

ARTICLE XI

AMENDMENT

Except only as may be otherwise expressly provided in the Articles of Incorporation or by the Indiana Business Corporation Law, these Bylaws may be made, altered, changed or repealed by either: (a) the Board of Directors, by the affirmative vote of a majority of the entire number of directors, or (b) the stockholders, by the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of the outstanding shares entitled to vote thereon, at a meeting of the stockholders called, in whole or in part, for that purpose.